UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2009 (December 22, 2009)

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-844-7638

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2009, the Compensation Committee of the Board of Directors of Zions Bancorporation modified the compensation arrangements for its named executive officers.  The new arrangements are designed to ensure that Zions’ executive compensation practices comply with the Interim Final Rule on TARP Standards for Compensation and Corporate Governance.

In conformity with the TARP Standards, Zions will not pay cash bonuses for 2009 to its named executive officers.  As permitted by the TARP Standards, the Compensation Committee decided to grant so-called salary stock to its named executives commencing January 1, 2010, which will be awarded at the following annual rates for 2010: $282,156 for Harris H. Simmons, Chairman and Chief Executive Officer, $217,803 for Doyle L. Arnold, Vice Chairman and Chief Financial Officer, $136,653 for A. Scott Anderson, Executive Vice President and President and Chief Executive Officer of Zions First National Bank, and  $107,031 Scott J. McLean, Executive Vice President and Chief Executive Officer of Amegy Bank, N.A.  The compensation arrangements for Paul B. Murphy, Jr., who, as previously announced, resigned from his position as Executive Vice President and Chief Executive Officer of Amegy Bank, N.A., were not changed.  The salary stock will take the form of stock units, or rights to shares of Zions’ common stock, and will be granted concurrently with regular payments of cash salary.  At each salary payment date, the employee will be granted the right to a number of shares with a value on the payment date equal to the proportionate amount of annual rate for the relevant pay period.  The right to the shares granted in 2010 will be fully vested when awarded and will be settled in stock in two equal annual installments on January 15, 2011 and January 15, 2012.  The form of 2010 Annual Salary Stock Unit Award Agreement, which governs the payment of salary stock units granted in 2010, is attached hereto as Exhibit 10.1. In addition, the Compensation Committee also approved a cash salary adjustment for Mr. McLean to increase his annual cash salary from $456,000 to $510,000, effective as of January 1, 2010, to reflect increased responsibilities due to his recent promotion.

Rider A

The form of the Salary Stock Unit Award Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01    Financial Statements and Exhibits

Exhibit 10.1           Form of Salary Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: December 28, 2009	By:	/s/ THOMAS E. LAURSEN
Name Thomas E. Laursen
Title Executive Vice President & General Counsel